Exhibit 10.8

PREPARED BY, RECORDING REQUESTED BY AND AFTER RECORDING MAIL TO:

WASHINGTON MUTUAL BANK,

a federal association

Attention:  Post-Closing Department

National Commercial Operations Center

3929 West John Carpenter Freeway

Irving, Texas 75063

THIS SPACE FOR RECORDER'S USE ONLY

BE ADVISED THAT THE PROMISSORY NOTE SECURED BY THIS SECURITY INSTRUMENT PROVIDE FOR A VARIABLE RATE OF INTEREST AND A BALLOON PAYMENT AT MATURITY.

DEED TO SECURE DEBT, SECURITY AGREEMENT AND

ASSIGNMENT OF LEASES AND RENTS

Loan No. 62-5204531

THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (this "Security Instrument"), is made effective as of September 11, 2008 between FOX STRATEGIC HOUSING INCOME PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP, the address of which is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, as grantor ("Borrower"); and WASHINGTON MUTUAL BANK, a federal association, at its mailing address at National Commercial Operations Center, Attention: CREL Portfolio Administration, 3929 West John Carpenter Freeway, Irving, Texas 75063, as grantee ("Lender").  This Security Instrument is made in connection with the loan (the "Loan") evidenced by the Note (as defined in Section 3 below).

1.

GRANTING CLAUSE.  Borrower, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the obligations described in Section 3 below, irrevocably grants, bargains, sells, assigns and conveys to Lender and its successors and assigns, forever, with power of sale, all of Borrower's estate, right, title, interest, claim and demand in and to the property in the county of Cobb, state of Georgia, with a street address of 100 Pinhurst N.W., Atlanta, Georgia (which address is provided for reference only and shall in no way limit the description of the real and personal property otherwise described in this Section 1), described as follows, whether now existing or hereafter acquired  (all of the property described in all parts of this Section 1 and all additional property, if any, described in Section 2 is called the "Property"):

1.1

Land and Appurtenances.  The land described on Exhibit A hereto (the "Land"), and all tenements, hereditaments, rights-of-way, easements, appendages and appurtenances thereto belonging or in any way appertaining, including without limitation (a) all of the right, title and interest of Borrower in and to any avenues, streets, ways, alleys, vaults, strips or gores that adjoin the Land and solely serving the Property, (b) all rights to water, water stock, drains, drainage and air rights to the extent serving the Property, and (c) all claims or demands of Borrower either in law or in equity in possession or expectancy of, in and to the Property; and

1.2

Improvements and Fixtures.  All buildings, structures and other improvements now or hereafter erected on the property described in Section 1.1 above (collectively, the "Improvements"), and all facilities, fixtures, machinery, apparatus, installations, goods, equipment, inventory, furniture, building materials and supplies and other properties of whatsoever nature, now or hereafter located in or on that property, it being the intention of the parties that all property of the character described above that is now owned or hereafter acquired by Borrower and that is affixed or attached to, stored upon or used in connection with the property described in Section 1.1 above shall be, remain or become a portion of that property and shall be covered by and subject to the lien of this Security Instrument, together with all contracts, agreements, permits, plans, specifications, drawings, surveys, engineering reports and other work products relating to the design, construction, supply or installation of the existing or any future improvements or fixtures on the Property, any and all rights of Borrower in, to or under any architect's contracts, engineer's contracts or construction contracts relating to the design or construction of the existing or any future improvements on the Property, and any performance and/or payment bonds issued in connection therewith, together with all trademarks, trade names, copyrights, computer software and other intellectual property used by Borrower in connection with the Property, provided however, that nothing contained in this Section shall be deemed a grant of any intellectual property that applies to any other entity or property, other than Borrower and the Property; and

1.3

Enforcement and Collection.  Any and all rights of Borrower in and to, and to make claim for, collect, receive and receipt for, any and all rents, income, revenues, issues, earnest money, deposits, refunds (including but not limited to refunds from property taxing authorities, utilities and insurers), royalties, and profits, including mineral, oil and gas rights and profits, Insurance Proceeds (hereinafter defined and subject to the provisions set forth herein regarding the Insurance Proceeds) of any kind (whether or not Lender requires such insurance and whether or not Lender is named as an additional insured or loss payee of such insurance), condemnation awards and other moneys, payable or receivable from or on account of any of the Property, including interest thereon, or to enforce all other provisions of any other agreement (including those described in Section 1.2 above) affecting or relating to any of the Property, to bring any suit in equity, action at law or other proceeding for the collection of such moneys or for the specific or other enforcement of any such agreement, award or judgment, in the name of Borrower or otherwise, and to do any and all things that Borrower is or may be or become entitled to do with respect thereto, provided, however, that no obligation of Borrower under the provisions of any such agreements, awards or judgments shall be impaired or diminished by virtue hereof, nor shall any such obligation be imposed upon Lender; and

1.4

Accounts and Income.  Any and all rights of Borrower in any and all accounts, rights to payment, contract rights, chattel paper, documents, instruments, licenses, contracts, agreements and general intangibles relating to any of the Property, including, without limitation, income and profits derived from the operation of any business on the Property or attributable to services that occur or are provided on the Property or generated from the use and operation of the Property and any reserve accounts for the purpose of funding tenant improvements, leasing commissions and/or interest reserves; and

1.5

Leases.  All of Borrower's rights as landlord in and to all existing and future leases and tenancies, whether written or oral and whether for a definite term or month to month or otherwise, now or hereafter demising all or any portion of the property described in Sections 1.1 and 1.2 above, including all renewals and extensions thereof and all rents, deposits and other amounts received or receivable thereunder, and including all guaranties, supporting obligations, letters of credit (whether tangible or electronic) and letter of credit rights guaranteeing or supporting any such lease or tenancy (in accepting this Security Instrument Lender assumes no liability for the performance of any such lease); and

1.6

Books and Records.  All books and records of Borrower relating to the foregoing in any form.

2.

SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS.

2.1

Security Agreement.  To the extent any of the property described in Section 1 is personal property, Borrower, as debtor, grants to Lender, as secured party, a security interest therein together with a security interest in Borrower's interest in all other personal property of whatsoever nature that is located on or used or to be used in connection with any of the property described in Section 1, and any products or proceeds of any thereof, pursuant to the Uniform Commercial Code of the state of Georgia (the "UCC"), on the terms and conditions contained herein.  Borrower hereby authorizes Lender to file any financing statement, fixture filing or similar filing to perfect the security interests granted in this Security Instrument without Borrower's signature.  Borrower shall: (a) execute and deliver such documents as Lender reasonably deems necessary to create, perfect and continue the security interests contemplated by this Security Instrument; (b) not change its name, or, as applicable, its chief executive office, its principal residence (or, if Borrower is a trust or one or more trustees acting with respect to property held in trust, the identity or principal residence of any trustee), the jurisdiction in which it is organized, or otherwise change its location (as that term is used in Article 9 of the UCC), without giving Lender at least thirty (30) days' prior written notice thereof; and (c) reasonably cooperate with Lender in perfecting all security interests granted in this Security Instrument and in obtaining such agreements from third parties as Lender reasonably deems necessary, proper or desirable in connection with the preservation, perfection or enforcement of any of Lender's rights under this Security Instrument.

2.2

Assignment of Leases and Rents.

(a)

Absolute Assignment.  Borrower hereby absolutely and unconditionally grants, transfers, conveys, sells, sets over and assigns to Lender all of Borrower's right, title and interest now existing and hereafter arising in and to the leases, subleases, concessions, licenses, franchises, occupancy agreements, tenancies, subtenancies and other agreements, either oral or written, now existing and hereafter arising which affect the Property, Borrower's interest therein or any improvements located thereon, together with any and all security deposits, guaranties of the lessees' or tenants' obligations (including any and all security therefor), and other security under any such leases, subleases, concessions, licenses, franchises, occupancy agreements, tenancies, subtenancies and other agreements, and all supporting obligations, letters of credit (whether tangible or electronic) and letter of credit rights guaranteeing or supporting any of the foregoing (all of the foregoing, and any and all extensions, modifications and renewals thereof, shall be referred to, collectively, as the "Leases"), and hereby gives to and confers upon Lender, following an Event of Default, the right to collect all the income, rents, issues, profits, royalties and proceeds from the Leases and any business conducted on the Property and any and all prepaid rent and security deposits thereunder (collectively, the "Rents").  The term "Rents" includes, but is not limited to all minimum rents, additional rents, percentage rents, deficiency rents, common area maintenance charges, lease termination payments, purchase option payments, refunds of any type, prepayment of rents, settlements of litigation, settlements of past due rents, and liquidated damages following default, and all proceeds payable under any policy of insurance covering loss of rents, together with any and all rights and claims of any kind that Borrower may have against any tenant under the Leases or any other occupant of the Property.  This Security Instrument is intended by Lender and Borrower to create and shall be construed to create an absolute assignment to Lender of all of Borrower's right, title and interest in and to the Leases and the Rents and shall not be deemed merely to create a security interest therein for the payment of any indebtedness or the performance of any obligations under the Loan Documents (as defined below), subject to the licenses in favor of Borrower as set forth herein.  Borrower irrevocably appoints Lender its true and lawful attorney at the option of Lender at any time following an Event of Default to demand, receive and enforce payment, to give receipts, releases and satisfactions and to sue, either in the name of Borrower or in the name of Lender, for all such Rents and apply the same to the Secured Obligations.

(b)

Revocable License to Collect.  Notwithstanding the foregoing assignment of Rents, so long as no Event of Default (as defined below) remains uncured, Borrower shall have a revocable license, to collect all Rents, and to retain any portion thereof not required to pay the expenses of the Property or the obligations secured thereby and to otherwise act as the landlord or lessee under the Leases, subject to the terms hereof.  Upon any Event of Default, Borrower's license to collect and retain Rents shall terminate automatically and without the necessity for any notice except for any notice expressly required by the terms hereof.

(c)

Collection and Application of Rents by Lender.  While any Event of Default remains uncured:  (i) Lender may at any time, without notice except for any notice expressly required by the terms hereof, in person, by agent or by court-appointed receiver, and without regard to the adequacy of any security for the Secured Obligations, enter upon any portion of the Property and/or, with or without taking possession thereof, in its own name sue for or otherwise collect Rents (including past due amounts); and (ii) following demand by Lender, Borrower shall promptly deliver to Lender all prepaid rents, deposits relating to Leases or Rents, and all other Rents then held by Borrower or collected by Borrower during the continuance of any Event of Default.  Any Rents collected by or delivered to Lender may be applied by Lender against the Secured Obligations, less all expenses, including reasonable attorneys' fees and disbursements, in such order as Lender shall determine in its sole and absolute discretion.  No application of Rents against any Secured Obligation or other action taken by Lender under this Section 2.2 shall be deemed or construed to cure or waive any Event of Default, or to invalidate any other action taken in response to such Event of Default, or to make Lender a mortgagee-in-possession of the Property.

(d)

Direction to Tenants.  Borrower hereby irrevocably authorizes and directs the tenants under all Leases to pay all amounts owing to Borrower thereunder to Lender following receipt of any written notice from Lender that states that an Event of Default remains uncured and that all such amounts are to be paid to Lender. Borrower further authorizes and directs all such tenants to pay all such amounts to Lender without any right or obligation to inquire as to the validity of Lender's notice and regardless of the fact that Borrower has notified any such tenants that Lender's notice is invalid or has directed any such tenants not to pay such amounts to Lender.

Notwithstanding any provision in Section 1 or Section 2 herein to the contrary, the term "Property" shall not include any interest in, and no fee or other interest is conveyed or assigned in, any adjoining property now owned or hereafter acquired by Borrower or any improvements thereon or personal property thereon or used with respect thereto or other collateral described above to the extent not relating to the Land and shall not include any rights in any other Lease or payments or rights thereunder with respect to any property other than the Land and the improvements thereon.

3.

OBLIGATIONS SECURED.  This Security Instrument is given for the purpose of securing the following (the "Secured Obligations"):

3.1

Performance and Payment.  The performance of the obligations contained herein and in the Loan Documents, and the payment of $13,800,000.00 with interest thereon and all other amounts payable according to the terms of the promissory note having a maturity date of September 11, 2013 (the "Note") of even date herewith in such amount made by Borrower, payable to Lender or order, and any and all extensions, renewals, modifications or replacements of either thereof, whether the same be in greater or lesser amounts.  The Note provides for a variable rate of interest and a balloon payment at maturity.

3.2

Future Advances.  The repayment of any and all sums advanced or expenditures made by Lender subsequent to the execution of this Security Instrument for the construction of improvements on the Property, or the maintenance or preservation of the Property or advanced or expended by Lender for any other purpose pursuant to any provision of this Security Instrument or the other Loan Documents on or after the date hereof, together with interest thereon. Borrower intends that all such advances, whenever made and whether or not Lender is obligated to make the same, shall be secured by this Security Instrument and shall be a lien on the Property having priority as of the date this Security Instrument is recorded.

3.3

Other Amounts.  All other obligations and amounts now or hereafter owing by Borrower to Lender under this Security Instrument, the Note or any other document, instrument or agreement evidencing, securing or otherwise relating to the Loan and any and all extensions, renewals, modifications or replacements of any thereof (collectively, the "Loan Documents"); provided, however, that this Security Instrument does not and shall not in any event be deemed to, secure the obligations owing to Lender under: (a) any certificate and indemnity agreement regarding hazardous substances (the "Indemnity Agreement") executed in connection with the Loan (or any obligations that are the substantial equivalent thereof); or (b) any guaranty of the Loan.

4.

WARRANTIES AND COVENANTS OF BORROWER.  Borrower warrants, covenants, and agrees:

4.1

Warranties.

(a)

Borrower has full power and authority to grant the Property to Lender and warrants the Property to be free and clear of all liens, charges, and other monetary encumbrances except those appearing in the title insurance policy accepted by Lender in connection with this Security Instrument.

(b)

To the best of Borrower's information, knowledge and belief, the Property is free from damage and no matter has come to Borrower's attention (including, but not limited to, knowledge of any construction defects or nonconforming work) that would materially impair the value of the Property as security.

(c)

The Loan is primarily for commercial, industrial or business purposes and is not primarily for personal, family or household purposes.

4.2

Preservation of Lien.  Borrower will preserve and protect the priority of this Security Instrument as a first (1st) lien on the Property.  If Borrower fails to do so within any notice and cure period for herein, Lender may take any and all actions necessary or appropriate to do so and all sums expended by Lender in so doing shall be treated as part of the Secured Obligations, shall be paid by Borrower within ten (10) days of demand by Lender and shall bear interest at the highest rate borne by any of the Secured Obligations.

4.3

Repair and Maintenance of Property.  Borrower will keep the Property in good condition and repair, which duty shall, other than modifications, include but is not limited to cleaning, painting, landscaping, repairing, and refurbishing of the Property; will complete and not remove or demolish, alter, or make additions to any building or other improvement that is part of the Property (other than the redevelopment work described on Exhibit B attached hereto), or construct any new structure on the Property, without the express written consent of Lender (not to be unreasonably withheld); will underpin and support when necessary any such building or other improvement and protect and preserve the same; will, to the extent any insurance or condemnation proceeds received in connection therewith are made available to Borrower and otherwise in accordance with the provisions of Section 4.4.6, complete or restore promptly and in good and workmanlike manner any such building or other improvement that may be damaged or destroyed and pay when due all claims for labor performed and materials furnished therefor; will not, to the extent in Borrower's reasonable control, commit, suffer, or permit any act upon the Property in violation of law; and will do all other acts that from the character or use of the Property may be reasonably necessary for the continued operation of the Property in a reasonably safe and legal manner, the specific enumerations herein not excluding the general.  If Lender at any time reasonably determines that Borrower is not maintaining and repairing the Property in accordance with the terms of the Security Instrument (including the expiration of any applicable notice or cure rights), Lender may, by written notice to Borrower and without waiving any of its other rights or remedies hereunder or under the other Loan Documents, require that Borrower begin funding a reserve (the "Deferred Maintenance Reserve"), to be held by Lender, with monthly deposits in an amount determined by Lender in its reasonable discretion and payable with each monthly payment on the Note.  If no Event of Default then exists, Lender shall from time to time release the funds in the Deferred Maintenance Reserve, if applicable, to Borrower to reimburse Borrower for the reasonable cost of reasonably required maintenance and repairs to the Property provided Borrower establishes to Lender's satisfaction (including provision of paid receipts for all such work and materials) that such work is carried out in a workmanlike fashion, free of liens, and consistent with such other reasonable requirements as Lender may impose.  Borrower shall execute a deferred maintenance reserve agreement on Lender's then-current form providing for the terms of the Deferred Maintenance Reserve in greater detail.  Borrower hereby grants Lender a lien on and security interest in any Deferred Maintenance Reserve established under this Security Instrument as security for the Note and all other Secured Obligations.

4.4

Insurance.

4.4.1

Property.  Borrower will provide and maintain, as further security for the faithful performance of the Secured Obligations, insurance covering fire and other perils substantially equivalent to those insured under the Causes of Loss—Special Form published by the Insurance Service Office ("ISO"), with boiler and machinery coverage and customary coverage against such other perils as may be specified by Lender (including insurance against earthquake/earth movement and/or against terrorism, if customary and required by Lender on a case-by-case basis) in an amount not less than 100% of the replacement cost of the Property.  Such insurance must include an ordinance or law coverage endorsement if the Property does not conform to applicable zoning or land use laws.  If Lender permits coverage of less than 100% replacement cost in its sole discretion, then such policy must contain an agreed amount endorsement covering at least 80% of such replacement cost.  Such insurance policy or policies shall include rental income and business income interruption coverage as more specifically described in Section 4.4.3 below.  If any of the improvements on the Property are at any time located in a federally-designated special flood hazard area in which flood insurance is available, Borrower must provide Lender with flood insurance in an amount, and with customary deductibles, as specified by Lender.  All policies of insurance on the Property, whether or not required by the terms of this Security Instrument (including but not limited to earthquake/earth movement insurance), shall name Lender as mortgagee and loss payee pursuant to a mortgage endorsement on a form acceptable to Lender, which form must provide that Lender will not have its interest voided by the act or omission of Borrower and that Lender may file a claim directly with the insurer (an "Acceptable Mortgage Endorsement").  Lender shall have the right to control or direct the proceeds of all such policies of insurance, whether or not required by the terms of this Security Instrument, as provided in Section 4.4.6 below, and all proceeds thereof are hereby assigned to Lender as security for the Secured Obligations.  Each policy of insurance must have a customary deductible of an amount satisfactory to Lender in its sole, but reasonable, discretion.  Borrower shall be responsible for all uninsured losses and deductibles.

4.4.2

Liability.  Borrower will maintain commercial general liability insurance on an occurrence form substantially equivalent to ISO form CG 0001 covering the legal liability of Borrower against claims occurring on, in, or about the Property with coverage of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, naming Lender an additional insured and having a deductible of an amount satisfactory to Lender in its sole discretion.

4.4.3

Income Interruption.  Borrower will maintain income interruption insurance in an amount equal to at least twelve (12) months' gross rental income from the Property as such gross rental income is determined by Lender from time to time, and naming Lender as loss payee on an Acceptable Mortgage Endorsement.  The amount collected under any and all income interruption insurance on the Property, whether or not required by this Security Instrument, shall be applied as provided in Section 4.4.6.

4.4.4

Changes in Insurance Requirements.  Lender may change its insurance requirements from time to time throughout the term of the Secured Obligations by giving notice of such changes to Borrower.  Without limiting the generality of the foregoing, Borrower shall from time to time obtain such additional coverages or make such increases in the amounts of existing coverage as may be required by written notice from Lender.

4.4.5

General Provisions.  All policies of insurance required to be maintained by Borrower pursuant to this Section 4.4 shall:  (i) be primary and noncontributory with any other insurance Borrower may carry; and (ii) be in form and substance and with companies acceptable to Lender, in its reasonable discretion, which are authorized to conduct business in the state in which the Property is located and which have a current rating from the Best Key Rating Guide that is acceptable to Lender, provided, however, that blanket coverage shall be acceptable if (a) the policy includes limits by property location and (b) the Lender determines in the exercise of its reasonable discretion that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy. For purposes of this Section 4.4.5, an insurance company will be acceptable to Lender if it has a rating in Best Key Rating Guide of at least "A-" and a financial size category of at least "v." Lender reserves the right, in its reasonable discretion, to increase the amount of the required coverages, require insurance against additional risks, or withdraw approval of any insurance company at any time. Borrower shall deliver to Lender evidence (in such form as Lender may require) of all insurance coverage on the Property and, if requested by Lender, a certified copy of all policies of such insurance.  Borrower shall obtain renewals or replacements of any policies that expire and deliver evidence of such renewals to Lender no later than the expiration date of the policy being renewed or replaced.  All policies and renewals thereof shall contain provision for ten (10) days' notice to Lender prior to cancellation for nonpayment of premiums and thirty (30) days' notice to Lender prior to cancellation for any other reason.  If Borrower fails to maintain insurance in accordance with this Security Instrument and the other Loan Documents, Lender may, but need not, obtain insurance to protect Lender's interest in the Property ("Forced Placed Insurance").  For instance, without limitation, Lender may obtain Forced Placed Insurance if: (a) Borrower fails to deliver to Lender, prior to the expiration of any such required insurance coverage, evidence satisfactory to Lender that Borrower has renewed or replaced such coverage; (b) the amount of insurance is reduced below Lender's requirements; (c) the deductible is increased above Lender's requirements; or (d) the insurer providing the insurance does not meet Lender's insurance company rating requirements.

4.4.6

Damage and Destruction.

(a)

Borrower's Obligations.  As used in this Security Instrument, the term "Casualty Threshold Amount" means $350,000.00.  In the event of any damage to or loss or destruction of the Property (a "Casualty"): (i) if it could reasonably be expected to cost more than the Casualty Threshold Amount to repair the Casualty, Borrower shall give prompt written notice of the Casualty to Lender and, if making a claim under an insurance policy providing coverage therefore, to Borrower's insurer; (ii) Borrower shall take such actions as are necessary or appropriate to preserve and protect the Property; (iii) if the aggregate proceeds of any and all insurance policies insuring the Property, whether or not required by this Security Instrument, that are payable as a result of the Casualty (collectively, the "Insurance Proceeds") could reasonably be expected to exceed the Casualty Threshold Amount, or if an Event of Default exists, Borrower shall take such actions as are necessary or appropriate to ensure that all Insurance Proceeds are paid to Lender forthwith to be held by Lender until applied to the Secured Obligations or disbursed in accordance with this Section 4.4.6; and (iv) unless otherwise instructed by Lender, regardless of whether the Insurance Proceeds, if any, are sufficient for the purpose, Borrower shall promptly commence and diligently pursue to completion in a good, workmanlike and lien-free manner the restoration, replacement and rebuilding of the Property as nearly as possible to its value, condition and character immediately prior to the Casualty (collectively, the "Restoration").  If the Restoration will cost more than the Casualty Threshold Amount to repair, Borrower shall submit the proposed plans and specifications for the Restoration, and all construction contracts, architect's contracts, other contracts in connection with the Restoration, and such other documents as Lender may reasonably request to Lender for its review and approval, not to be unreasonably delayed by Lender.  Borrower shall not begin the Restoration unless and until Lender gives its written approval, not unreasonably withheld, of such plans, specifications, contracts and other documents, with such revisions as Lender may reasonably require.  Notwithstanding the foregoing, Lender shall not be responsible for the sufficiency, completeness, quality or legality of any such plans, specifications, contracts or other documents.  Borrower shall pay, within ten (10) days after demand by Lender, all costs reasonably incurred by Lender in connection with the adjustment, collection and disbursement of Insurance Proceeds pursuant to this Security Instrument or otherwise in connection with the Casualty or the Restoration. Notwithstanding the other terms set forth in this Security Instrument, Borrower shall not be obligated to complete Restoration if (i) there is no Event of Default under the Loan Documents, and (ii) Lender intends to apply, or has applied, the Insurance Proceeds to the Secured Obligations.

(b)

Lender's Rights.  Lender shall have the right and power to receive and control all Insurance Proceeds required to be paid to it pursuant to subsection (a)(iii) above.  So long as no Event of Default has occurred and is continuing at the time, (i) Borrower shall have the right to adjust, compromise and settle any claim under any insurance policy on the Property that is less than or equal to the Casualty Threshold Amount without the participation or consent of Lender and (ii) Lender shall have the right to participate in, and Lender's written consent, not to be unreasonably withheld, shall be required for, any adjustment, compromise or settlement of any such claim exceeding the Casualty Threshold Amount.  If an Event of Default has occurred and is continuing at the time, Borrower hereby irrevocably empowers Lender, in the name of Borrower, as Borrower's true and lawful attorney in fact, to commence, appear in, defend, prosecute, adjust, compromise and settle all claims under any insurance policy on the Property; provided, however, Lender shall not be responsible for any failure to undertake any or all of such actions regardless of the cause of the failure.  Borrower will pay Lender's expenses reasonably incurred in the adjustment, collection and disbursement of such Insurance Proceeds or otherwise in connection with the Casualty or the Restoration.  Each insurance company concerned is hereby irrevocably authorized and directed to make payment of all Insurance Proceeds directly to Lender.  Notwithstanding anything to the contrary, Lender shall not be responsible for any such insurance, the collection of any Insurance Proceeds, or the insolvency of any insurer.

(c)

Application of Proceeds.  If, at any time while Lender holds any Insurance Proceeds, an Event of Default exists or Lender determines in its reasonable discretion that the security for the Secured Obligations is impaired, Lender shall have the option, in its sole discretion, to apply the Insurance Proceeds to the Secured Obligations in such order as Lender may determine (or to hold such Insurance Proceeds for future application to the Secured Obligations).  Without limiting the generality of the foregoing, Lender's security will be deemed to be materially impaired only if: (i) an Event of Default exists; (ii) Borrower fails to satisfy any condition precedent to disbursement of Insurance Proceeds to pay the cost of the Restoration within a reasonable time; or (iii) Lender determines in its reasonable discretion that it could reasonably be expected that (A) Borrower will not have sufficient funds to complete the Restoration and timely pay all expenses of the Property and all payments due under the Note and the other Loan Documents through the completion of the Restoration and any leaseup period thereafter, (B) the rental income from the Property will be insufficient to timely pay all expenses of the Property and payments due under the Note and the other Loan Documents on an ongoing basis after completion of the Restoration, or (C) the Restoration cannot be completed at least six (6) months prior to the maturity date of the Note and within one (1) year after the date of the Casualty.

(d)

Disbursement of Proceeds.  If Lender is not entitled to apply the Insurance Proceeds to the Secured Obligations, Lender shall disburse the Insurance Proceeds for the Restoration from time to time as the Restoration progresses, but only after satisfaction, at Borrower's expense, of such conditions precedent to such disbursements as Lender may reasonably require including but not limited to the following:  (i) Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender of the estimated cost of the Restoration; (ii) Lender shall have approved the plans, specifications and contracts for the Restoration if and as required by Section 4.4.6(a); (iii) Borrower shall have delivered to Lender funds in addition to the Insurance Proceeds in an amount sufficient in Lender's reasonable judgment to complete and fully pay for the Restoration; (iv) Borrower shall have delivered to Lender such building permits, other permits, architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of survey and other evidence of cost, payment and performance as Lender may reasonably require and approve; and (v) if required by Lender, Borrower shall have entered into an agreement providing in greater detail for the Restoration, the disbursement of Insurance Proceeds and related matters.  No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed and materials incorporated into the Property from time to time, as such value is determined by Lender in its reasonable judgment.  Disbursements may, at Lender's election, be made on a percentage of completion basis or on such other basis as is reasonably acceptable to Lender.  Disbursements shall be subject to Borrower's delivery of such lien waivers and paid receipts as Lender may require, and otherwise on terms and subject to conditions acceptable to Lender in its reasonable discretion.  From time to time after commencement of the Restoration, if so requested by Lender, Borrower shall deposit with Lender funds in excess of the Insurance Proceeds which, together with the Insurance Proceeds and all funds previously deposited with Lender in connection with the Restoration, must at all times be at least sufficient in the reasonable judgment of Lender to pay the entire unpaid cost of the Restoration.  Funds so deposited by Borrower may at Lender's option be disbursed prior to the disbursement of Insurance Proceeds.  Lender may retain a construction consultant to inspect the Restoration and related matters on Lender's behalf and to advise Lender with respect thereto and Borrower shall pay the cost thereof; provided that neither Borrower nor any other person or entity other than Lender shall have any right to rely on any inspection or advice of such consultant.  Such consultant shall not be the agent of Lender and shall not have the power to bind Lender in any way.  Any surplus Insurance Proceeds or other funds held by Lender pursuant to this Section 4.4.6 that may remain after payment of all costs of the Restoration shall be paid to Borrower (or to such other person or entity as Lender reasonably determines is entitled thereto) so long as no Default (provided that Lender shall hold the funds to permit Borrower to cure such default within any applicable grace or cure period) or Event of Default then exists.  No interest shall be allowed to Borrower on account of any Insurance Proceeds or other funds held by Lender pursuant to this Section 4.4.6, but at Borrower's request, Lender will deposit such amounts into a blocked interest-bearing account with Lender over which Lender has sole possession, authority and control, in which Lender has a perfected first-priority security interest to secure the Secured Obligations, and otherwise on terms and conditions satisfactory to Lender in its sole discretion.  Notwithstanding the above, if an Event of Default exists prior to full disbursement of the Insurance Proceeds and any other funds held by Lender pursuant to this Section 4.4.6, any undisbursed portion thereof may, at Lender's option, be applied against the Secured Obligations, whether or not then due, in such order and manner as Lender shall select.

(e)

Effect on the Indebtedness.  Any reduction in the Secured Obligations resulting from the application of Insurance Proceeds or other funds pursuant to this subsection 4.4.6 shall be deemed to take effect only on the date of such application; provided that, if any Insurance Proceeds are received after the Property is sold in connection with a judicial or nonjudicial foreclosure of this Security Instrument, or is transferred by deed in lieu of such foreclosure, notwithstanding any limitation on Borrower's liability contained herein or in the Note, the purchaser at such sale (or the grantee under such deed) shall have the right to receive and retain all such Insurance Proceeds and all unearned premiums for all insurance on the Property.  No application of Insurance Proceeds or other funds to the Secured Obligations shall result in any adjustment in the amount or due dates of installments due under the Note.  No application of Insurance Proceeds to the Secured Obligations shall, by itself, cure or waive any Default or any notice of default under this Security Instrument or invalidate any act done pursuant to such notice or result in the waiver of any collateral securing the Note.

4.5

Right of Inspection.  Subject to the rights of tenants, Borrower shall permit Lender or its agents or independent contractors (including, but not limited to, appraisers, environmental consultants and construction consultants), at all reasonable times, to enter upon and inspect the Property; provided that Lender shall endeavor to provide notice to Borrower prior to such entry; however, notice shall not be required in the event of an emergency or during the existence of an Event of Default.

4.6

Compliance With Laws, Etc.; Preservation of Licenses.  Borrower shall comply in all material respects with (a) all laws, statutes, ordinances, rules, regulations, licenses, permits, approvals, orders, judgments and other requirements of governmental authorities relating to the Property or Borrower's use thereof, and (b) all easements, licenses and agreements relating to the Property or Borrower's use thereof.  Borrower shall observe and comply with all requirements necessary to the continued existence and validity of all rights, licenses, permits, privileges, franchises and concessions relating to any existing or presently contemplated use of the Property, including but not limited to any zoning variances, special exceptions and nonconforming use permits.

4.7

Further Assurances.  Borrower will, from time to time execute and deliver any and all such instruments of further assurance and other instruments and do any and all such acts, or cause the same to be done, as Lender reasonably deems necessary or advisable to grant the Property to Lender or to carry out more effectively the purposes of this Security Instrument, provided that Borrower shall not be required to incur any material expense in connection therewith and provided that Borrower shall not be required to expand or increase its liabilities or obligations under the Loan Documents in connection therewith.

4.8

Legal Actions.  Borrower will appear in and defend any action or proceeding before any court or administrative body purporting to affect the security hereof or the rights or powers of Lender; and will pay all costs and expenses, including cost of evidence of title, title insurance premiums and any fees of attorneys, appraisers, environmental inspectors and others, incurred by Lender, in a reasonable sum, in any such action or proceeding in which Lender may appear, in any suit brought by Lender to foreclose this Security Instrument and in any sale under this Security Instrument.

4.9

Taxes, Assessments and Other Liens.  To the extent that Borrower has not deposited funds for payment thereof with Lender pursuant to Section 4.16 below, Borrower will pay prior to delinquency all taxes, assessments, encumbrances, charges and liens on the Property or any part thereof, including but not limited to any tax on or measured by rents of the Property, the Note, this Security Instrument, or any Secured Obligation or part thereof.  Notwithstanding the foregoing, Borrower may in good faith, by appropriate proceedings and upon notice to Lender, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued; (b) Lender determines, in its subjective opinion, that such contest suspends the obligation to pay the taxes, assessments, encumbrances, charges or liens and/or that nonpayment of such will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Lender therein; and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Borrower either bonds over any associated lien or deposits with Lender (or as directed by Lender) an amount reasonably determined by Lender to be adequate to cover the payment of such taxes, assessments, encumbrances, charges or liens and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Borrower shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

4.10

Expenses.  Borrower will pay all costs, fees and expenses reasonably incurred by Lender in connection with this Security Instrument.

4.11

Repayment of Expenditures.  Borrower will pay within ten (10) business days after written demand all amounts expended by Lender and reimbursable to Lender by Borrower pursuant to this Security Instrument or the other Loan Documents, together with interest thereon from the date of expenditure by Lender at the rate of interest borne by the Note, and the repayment thereof shall be secured by this Security Instrument.

4.12

Financial Reporting

(a)

Reports and Other Information.  Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles or in accordance with other methods of accounting acceptable to Lender in its reasonable discretion, consistently applied (the "Approved Accounting Method") and shall furnish to Lender the following, which shall be prepared, dated and certified by Borrower as true, correct and complete in the form required by Lender, unless otherwise specified below:

(i)

Operating Statements and Rent Roll.

(A)

Prior to that point in time that the Property shall have a Debt Service Coverage Ratio (as defined in the Note) of 1.20 or higher (for the purposes of this Section 4.12(a)(i), "Stabilization"), not later than sixty (60) days after and as of the end of each calendar quarter: (A) operating statements relating to the Property and showing all revenues and expenses during each month, quarter and year-to-date ("Operating Statements"); and (B) a rent roll signed and dated by Borrower, in a form reasonably acceptable to Lender ("Rent Roll"); or

(B)

Following Stabilization, not later than sixty (60) days after and as of the end of each calendar year: (A) Operating Statements; and (B) a Rent Roll;

(ii)

Other Information.  In addition, within twenty (20) days after written request by Lender, Borrower shall furnish to Lender such financial statements, tax returns and other financial, operating and ownership information about the Property, Borrower, owners of equity interests in Borrower, and guarantors of the Secured Obligations, as Lender may reasonably require and pertaining to the finances and operations of Borrower, guarantors of the Secured Obligations or the Property.

(b)

Form; Warranty.  Borrower agrees that all financial statements to be delivered to Lender pursuant to this section shall: (i) be complete and correct; (ii) present fairly the financial condition of the party; and (iii) disclose all liabilities that are required to be reflected or reserved against.  Borrower shall be deemed to warrant and represent that, to Borrower's knowledge as of the date of delivery of any such financial statement, there has been no material adverse effect since the effective date of such financial statement upon: (A) the business or the financial position or results of operation of the party reported; (B) the ability of the party reported to perform, or of Lender to enforce, any of the Loan Documents; or (C) the value of the Property since the date of the financial statement, nor have any material assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement, except as disclosed by Borrower in a writing delivered to Lender.  Borrower agrees that all Rent Rolls and other information to be delivered to Lender pursuant to this section shall not contain any misrepresentation or omission of a material fact.

(c)

Late Charge.  If Borrower fails to provide Lender with any of the financial and operating information required to be provided under this Section within the time periods required under this Section and such failure continues after Lender has provided Borrower with thirty (30) days' notice and opportunity to cure such failure, Borrower shall pay to Lender, as liquidated damages for the extra expense in servicing the Loan, $500 on the first day of the month following the expiration of such thirty (30)-day period and $100 on the first day of each month thereafter until such failure is cured.  All such amounts shall be secured by this Security Instrument.  Payment of such amounts shall not cure any Default or Event of Default resulting from such failure.

4.13

Sale, Transfer or Encumbrance of the Property.

(a)

Encumbrances; Entity Changes.  Except as otherwise provided below, Borrower shall not, without the prior written consent of Lender, further encumber the Property or any interest therein, or cause or permit any change in the entity, ownership, or control of Borrower without first repaying in full the Note and all other Secured Obligations.  Such consent may be withheld in Lender's sole discretion.  Notwithstanding the foregoing terms of this Section 4.13(a), in the event Lender is able to successfully foreclose on the Property, the existence of a lien on the Property shall not independently constitute a violation of Section 1.2(B)(i) of the Non-Recourse Addendum to the Note.

(b)

Sales, Transfers, Conveyances.

(i)

Except as otherwise provided below, Borrower shall not, without the prior written consent of Lender (which consent shall be subject to the conditions set forth below), sell, transfer, or otherwise convey the Land or the Improvements or any interest therein (other than the leasing of apartments), voluntarily or involuntarily, without first repaying in full the Note and all other Secured Obligations.

(ii)

The following events shall not constitute a transfer or conveyance;

(A)

a conveyance of the Property at a judicial or non-judicial foreclosure sale under this Security Instrument.

(B)

the Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code, or

(C)

a lien against the Property for local taxes and/or assessments not then due and payable.

(c)

Conditions to Lender's Consent.  Lender will not unreasonably withhold its consent to a sale, transfer, or other conveyance of the Land or the Improvements, provided however, that:

(i)

Borrower shall provide to Lender a loan assumption application on such form as Lender may require, executed by the proposed transferee and accompanied by such other documents as Lender may require in connection therewith;

(ii)

Lender may consider the factors normally used by Lender as of the time of the proposed assumption in the process of determining whether or not to lend funds, and may require that the Property and the proposed transferee meet Lender's then-current underwriting requirements as of that time;

(iii)

Lender may specifically evaluate the financial responsibility, structure and real estate operations experience of any potential transferee;

(iv)

Lender may require that it be provided at Borrower's expense, with an appraisal of the Property, an on-site inspection of the Property, and such other documents and items, from appraisers, inspectors and other parties satisfactory to Lender, and may require that Borrower or the transferee of the Property correct any items of deferred maintenance that may be identified by Lender;

(v)

Lender may, as a condition to granting its consent to a sale, transfer, or other conveyance of the Property, require in its sole discretion the payment by Borrower of a fee (the "Consented Transfer Fee") of one percent of the unpaid principal balance of the Note; and

(vi)

No Event of Default (as defined below) has occurred and is continuing.

In connection with any sale, transfer or other conveyance of the Property to which Lender is asked to consent, Borrower agrees to pay to Lender, in addition to any sums specified above, for Lender's expenses incurred in reviewing and evaluating such matter, the following amounts:  (i) a nonrefundable review fee in accordance with Lender's fee schedule in effect at the time of the request, which fee shall be paid by Borrower to Lender upon Borrower's request for Lender's consent and shall be applied to the Consented Transfer Fee if Lender's consent is given to such sale, transfer, or other conveyance of the Property; (ii) Lender's reasonable attorneys' fees and other reasonable out-of-pocket expenses incurred in connection with such request for consent and in connection with such sale, transfer or other conveyance; and (iii) document preparation fees and other fees in accordance with Lender's fee schedule in effect at the time.  In addition, prior to or at the time of any sale, transfer or other conveyance to which Lender grants its consent, Borrower shall obtain and provide to Lender a fully and duly executed and acknowledged assumption agreement in form and substance satisfactory to Lender under which the transferee of the Property assumes liability for the Loan together with such financing statements and other documents as Lender may require.  Borrower and any guarantors of the Loan shall continue to be obligated for repayment of the Loan unless and until Lender has entered into a written assumption agreement specifically releasing them from such liability.

Consent to any one such occurrence shall not be deemed a waiver of the right to require consent to any future occurrences.

(d)

No Waiver.  Lender's waiver of any of the Consented Transfer Fee, the Unconsented Transfer Fee or any other amount payable hereunder, in whole or in part for any one sale, transfer or other conveyance shall not preclude the imposition thereof in connection with any other sale, transfer or other conveyance

(e)

Permitted Transfers.  Notwithstanding the foregoing and notwithstanding Section 4.14, Lender's consent will not be required, and neither the Consented Transfer Fee nor the Unconsented Transfer Fee will be imposed, for any Permitted Transfer (as defined below), so long as all Transfer Requirements (as defined below) applicable to such Permitted Transfer are timely satisfied.  As used herein, the following terms have the meanings set forth below:

(i)

The Transfer of any limited or general partnership interests in Borrower provided no Change of Control occurs as a result of such Transfer and provided the Transfer Requirements applicable to such Permitted Transfer are timely satisfied.

(ii)

The Transfer of shares of common stock, limited partnership interests or other beneficial or ownership interests or other forms of securities in AIMCO REIT or AIMCO OP, and the issuance of all varieties of convertible debt, equity and other similar securities of AIMCO REIT or AIMCO OP, and the subsequent Transfer of such securities; provided, however, that no Change of Control occurs as a result of such Transfer, either upon such Transfer or upon the subsequent conversion to equity of such convertible debt or other securities.

(iii)

The issuance by AIMCO REIT or AIMCO OP of additional common stock, limited partnership interests or other beneficial or ownership interests, convertible debt, equity and other similar securities, and the subsequent Transfer of such convertible debt or securities; provided, however, that no Change of Control occurs as the result of such Transfer, either upon such Transfer or upon the subsequent conversion to equity of such convertible debt or other securities.

(iv)

The Transfer of the Property to an entity whose Controlling Interests are directly or indirectly held by AIMCO REIT or AIMCO OP, if, prior to the Transfer Borrower has satisfied each of the following requirements:

(A)

the submission to Lender of all information required by this Section 4.13(f)(iv);

(B)

the absence of any Event of Default;

(C)

the Property, at the time of the proposed Transfer, meets all standards as to its physical condition, occupancy, net operating income and the collection of reserves that are customarily applied by Lender at the time of the proposed Transfer to the approval of properties in connection with the origination or purchase of similar mortgages on multifamily properties;

(D)

the execution by the transferee of Lender's then-standard assumption agreement that, among other things, requires the transferee to perform all obligations of Borrower set forth in the Note, this Security Instrument and any other Loan Documents;

(E)

Lender's receipt of an underwriting and processing fee in the amount of $3,000.00.

(v)

Without limiting the generality of the Transfer provisions already described herein and without any adjustment to the rate at which the Indebtedness secured by this Security Instrument bears interest or to any other economic terms of the indebtedness set forth in the Note, a Transfer of the Property to an entity in which AIMCO OP or AIMCO REIT holds, directly or indirectly, such managing or general partnership interests or managing member interests as are necessary to vest the sole power, right and authority to control the day-to-day operations of such entity, including the authority to manage and operate the Property, if Borrower has satisfied each of the following requirements:

(A)

the submission to Lender of all information required by Lender to make the determination required by this Section 4.13(f)(v);

(B)

the absence of any Event of Default;

(C)

the transferee meets, in Lender's reasonable discretion, all of the eligibility, credit, management and other standards (including but not limited to any standards with respect to previous relationships between Lender and the transferee) customarily applied by Lender at the time of the proposed Transfer to the approval of borrowers in connection with the origination or purchase of similar mortgages on multifamily properties;

(D)

the transferee's organization, credit and experience in the management of similar properties are deemed by the Lender, in its reasonable discretion and based on standards customarily applied by Lender to similar transactions at the time of the Transfer, to be appropriate to the overall structure and documentation of existing financing;

(E)

the execution by the transferee of an assumption agreement reasonably acceptable to Lender, which assumption agreement shall require the transferee to perform all obligations of Borrower set forth in the Note, this Security Instrument and any other Loan Documents arising from and after the date of the Transfer, and if Borrower has provided Lender with a current environmental report pertaining to the Property establishing the Lender's reasonable satisfaction that the environmental condition of the Property is in compliance with the terms of this Security Instrument, shall release the transferor Borrower from liability under Section 18 of this Security Instrument, other than for conditions that may have existed prior to the date of the transfer; and

(F)

Lender's receipt of a review fee in the amount of $3,000.00.

(vi)

A Transfer of obsolete or worn out personalty or fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender.

(vii)

The creation of a mechanic's, materialman's, or judgment lien against the Property, which is released of record or otherwise remedied to Lender's satisfaction within 60 days of the date of creation.

(viii)

Provided that Borrower has notified Lender in writing within 30 days following the occurrence of any of the following, and the occurrence of one of the following events does not constitute an Event of Default under any other section of this Security Instrument:

(A)

a change of the Borrower's name, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender's security interest have been properly filed and copies have been delivered to Lender;

(B)

a change of the form of the Borrower not involving a transfer of the Borrower's assets and not resulting in any change in liability of Borrower, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender's security interest have been properly filed and copies have been delivered to Lender;

(C)

the merger of the Borrower with another entity when the Borrower is the surviving entity; and

(D)

the grant of an easement, if before the grant Lender determines that the easement will not materially affect the operation or value of the Property or Lender's interest in the Property, and Borrower pays to Lender, upon demand, all costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with reviewing Borrower's request.

A Permitted Transfer shall not result in the release of any persons or entities liable for the Loan.

(f)

Defined Terms.  For purposes of this Section 4.13, the following terms shall be defined as follows:

(i)

"Acquiring Person" shall mean a "person" or group of "persons" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.  However, notwithstanding the foregoing, "Acquiring Person" shall not be deemed to include any member of the Borrower Control Group unless such member has, directly or indirectly, disposed of, sold or otherwise transferred to, or encumbered or restricted (whether by means of voting trust agreement or otherwise) for the benefit of an Acquiring Person, all or any portion of the Voting Equity Capital of AIMCO REIT directly or indirectly owned or controlled by such member or such member directly or indirectly votes all or any portion of the Voting Equity Capital of AIMCO REIT, directly or indirectly, owned or controlled by such member for the taking of any action which, directly or indirectly constitutes or would result in a Change of Control, in which event such member of the Borrower Control Group shall be deemed to constitute an Acquiring Person to the extent of the Voting Equity Capital of AIMCO REIT owned or controlled by such member.

(ii)

"AIMCO OP" shall mean AIMCO Properties, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

(iii)

"AIMCO REIT" shall mean Apartment Investment and Management Company, a corporation organized and existing under the laws of the State of Maryland.

(iv)

"Borrower Control Group" shall mean a majority of the board of directors of AIMCO REIT.

(v)

"Change of Control" shall mean the earliest to occur of:

(A)

the date an Acquiring Person becomes (by acquisition, consolidation, merger or otherwise), directly or indirectly, the beneficial owner of more than forty percent (40%) of the total Voting Equity Capital of AIMCO REIT then outstanding, or

(B)

the date on which AIMCO REIT shall cease to hold (whether directly or indirectly through a wholly owned intermediary entity such as AIMCO-GP, Inc.) at least 50.1% of the limited partnership interests in AIMCO OP, or

(C)

the date on which AIMCO REIT shall cease for any reason to hold (whether directly or indirectly) (1) the interests in the Managing General Partner held as of the date of this Security Instrument (as evidenced by organizational charts and documents submitted to Lender as of such date) and (2) the Controlling Interest(s) in the Borrower, or

(D)

the replacement (other than solely by reason of retirement at age sixty-five or older, death or disability) of more than 50% (or such lesser percentage as is required for decision making by the board of directors of trustees, if applicable) of the members of the board of directors (or trustee, if applicable) of AIMCO REIT over a one-year period where such replacement shall not have been approved by a vote of at least a majority of the board of directors (or trustees, if applicable) of AIMCO REIT then still in office who either were members of such board of directors (or trustees, if applicable) at the beginning of such one year period or whose election as members of the board of directors (or trustees, if applicable) was previously so approved.

(vi)

"Controlling Interest(s)" shall mean:

(A)

with respect to a partnership, such majority and/or managing general partner interests which, together with a majority of limited partnership interests if necessary for consent purposes, vest in the holder of such interests the sole power, right and authority to control the day to day operations of the Borrower; including, without limitation, the authority to manage, operate and finance the Mortgaged Property,

(B)

with respect to a corporation, the number of shares which entitle the holder to elect a majority of the board of directors of the Borrower, and

(C)

with respect to a limited liability company, such majority and/or managing member interests as vest in the holder of such interests the sole power, right and authority to control the day to day operations of the Borrower; including, without limitation, the authority to manage, operate and finance the Mortgaged Property.

(vii)

"Managing General Partner" shall mean the entity executing this Security Instrument on behalf of the Borrower and/or its successors or assigns in interest.

(viii)

A "Person" shall mean an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

(ix)

"Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

(x)

"Transfer Requirements" means, with respect to any Permitted Transfer, all of the following that apply to that transfer (i) in the case of any Permitted Transfer, none of the persons or entities liable for the repayment of the Loan shall be released from such liability; (ii) in the case of any Permitted Transfer that results in a transfer of an interest in the Property, Lender shall be provided, at no cost to Lender, with an endorsement to its title insurance policy insuring the lien of this Security Instrument, which endorsement shall insure that there has been no impairment of that lien or of its priority; (iii) in the case of any Permitted Transfer, Borrower or the transferee shall pay all costs and expenses reasonably incurred by Lender in connection with that Permitted Transfer, together with, if a transfer of an interest in the Property, any applicable fees in accordance with Lender's fee schedule in effect at the time of the Permitted Transfer, and shall provide Lender with such information and documents as Lender reasonably requests (which are available to Borrower) in order to make the determinations called for by the Security Instrument and to comply with applicable laws, rules and regulations and (iv) no Default shall exist of which written notice has been given to Borrower.

(xi)

"Voting Equity Capital" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the board of directors (or Persons performing similar functions).

4.14

Borrower Existence.  If Borrower is a corporation, partnership, limited liability company or other entity, Lender is making the Loan in reliance on Borrower's continued existence, ownership and control in its present form. Borrower will not alter its name, jurisdiction of organization or, subject to the permitted transfer provisions of Section 4.13, the structure, ownership or control without the prior written consent of Lender and will do all things necessary to preserve and maintain said existence and to ensure its continuous right to carry on its business.  If Borrower is a partnership, Borrower will not, subject to the permitted transfer provisions in Section 4.13 permit the addition, removal or withdrawal of any general partner without the prior written consent of Lender.

4.15

Information for Participants, Etc.  Borrower agrees to furnish such information and confirmation as may be reasonably required from time to time by Lender on request of potential loan participants and assignees and agrees to make adjustments in this Security Instrument, the Note, and the other documents evidencing or securing the Loan to accommodate such participant's or assignee's requirements, provided that such requirements do not vary the economic terms of the Loan or otherwise materially modify any such document.  Borrower hereby authorizes Lender to disclose to potential participants and assignees any information in Lender's possession with respect to Borrower, any guarantors of the Loan, principals in Borrower or in such guarantors, the Property and the Loan.

4.16

Tax and Insurance Impounds.

(a)

Impounds.  In addition to, and concurrently with, the payments required by the Note, Borrower agrees to pay Lender one-twelfth (1/12) of the annual amount that Lender estimates will be required: (i) to pay before delinquency, the next due taxes, assessments, ground rents, insurance premiums and similar charges affecting the Property over the subsequent twelve (12) months (collectively, the "Impositions"), less all sums already paid therefor.  Lender shall hold such amounts without interest or other income to Borrower to pay Impositions.  Should this estimate of the Impositions prove insufficient, Borrower upon demand shall pay Lender such additional sums as may be required to pay the Impositions at least one (1) month before delinquency.

(b)

Application.  If the total of the payments to Lender under subsection (a) of this Section (collectively, the "Impounds") in any one (1) year exceed the amounts actually paid by Lender for Impositions, such excess may be credited by Lender on subsequent payments under this section.  At any time after the occurrence and during the continuance of an Event of Default and at or prior to the foreclosure sale, Lender may apply any balance of Impounds it holds to any of the Secured Obligations and in such order as Lender may elect.  If Lender does not so apply such Impounds at or prior to the foreclosure sale, the purchaser at such sale shall be entitled to all such Impounds.  If Lender acquires the Property in lieu of realizing on this Security Instrument, the balance of Impounds it holds shall become the property of Lender. Any transfer in fee of all or a part of the Property shall automatically transfer to the grantee all or a proportionate part of Borrower's rights and interest in the Impounds.

(c)

Tax Reporting Service.  Lender may, but need not, contract with a tax reporting service covering the Property.  Borrower agrees that Lender may rely on the information furnished by such tax service and agrees to pay the cost of that service in full contemporaneously with the closing of the Loan.

(d)

Waiver of Imposition Deposits.  Notwithstanding the foregoing terms of this Section 4.16, Lender waives the requirement for Borrower to deposit the Impositions with lender so long as (i) no Event of Default then exists under this Security Instrument, and (ii) Borrower has timely paid such amounts comprising the Impositions to the parties owed at least thirty (30) days before such amounts become delinquent, with evidence of such payment provided to Lender.

4.17

Leases, Security Deposits, Etc.  Borrower shall not, as a customary practice, receive or collect any rents from any present or future tenant of the Property or any part thereof in advance in excess of one month's rent or collect a security deposit in excess of two months rent under more than five percent (5%) of the Leases.  Borrower shall perform its obligations under the Leases in all material respects.

4.18

Condominium and Cooperative Provisions.  Borrower will not subject the Property or any portion thereof to such a regime or structure without the written consent of Lender, which consent may be granted or denied in Lender's sole discretion and, if granted, may be subject to such requirements as Lender may impose including but not limited to Borrower providing Lender with such title insurance endorsements and other documents as Lender may require.  If the Property is subject to a condominium regime on the date of this Security Instrument: (a) Borrower represents and warrants that none of the condominium units and no portion of the common elements in the Property have been sold, conveyed or encumbered or are subject to any agreement to convey or encumber; (b) Borrower shall not in any way sell, convey or encumber or enter into a contract or agreement to sell, convey or encumber any condominium unit or any of the common elements of the Property unless expressly agreed to in writing by Lender; (c) Borrower shall operate the Property solely as a rental property; and (d) the Property granted, conveyed and assigned to Lender hereunder includes all rights, easements, rights of way, reservations and powers of Borrower, as owner, declarant or otherwise, under any applicable condominium act or statute and under any and all condominium declarations, survey maps and plans, association articles and bylaws and documents similar to any of the foregoing.

4.19

Use of Property; Zoning Changes.  Unless required by applicable law or approved by Lender in writing, Borrower shall not:  (a) allow any material change in the use to which the Property is being put by Borrower as an owner of the Property; or (b) initiate or acquiesce in a change in the zoning classification of the Property. Notwithstanding the foregoing terms of this Section 4.19, Borrower shall be permitted, and Lender hereby approves, the redevelopment work described on Exhibit B attached hereto.

4.20

Intentionally Deleted.

4.21

Management of Property.

(a)

Borrower has engaged OP Property Management, LP to provide development, management and leasing services to Borrower.  In the event that (i) Borrower decides to engage a third-party management company to manage the Property, or (ii) Lender requires Borrower to engage a third-party management company pursuant to subsection (b) of this Section, Borrower agrees to engage a third party management company reasonably satisfactory to Lender, pursuant to a management agreement reasonably satisfactory to Lender, and to execute, and to cause such management company to execute, an agreement assigning the management agreement to Lender, subordinating such management agreement and the terms thereof, including but not limited to certain of such management company's right to payment of management fees, and containing certain other agreements of Borrower and such management company, which form of such agreement shall be comparable to the assignment of management agreement of even date herewith (the "Assignment of Management Agreement"), and to deliver to Lender promptly upon such engagement, a fully-executed copy of the management agreement, together with the Assignment of Management Agreement signed by Borrower and such manager.

(b)

If Lender reasonably determines at any time that the Property is not being managed in accordance with generally accepted management practices for similarly situated projects, Lender may deliver written notice thereof to Borrower, which notice shall specify in reasonable detail the grounds for Lender's determination.  If an Event of Default is then existing and Lender reasonably determines that the conditions specified in Lender's notice are not remedied to Lender's reasonable satisfaction by Borrower within thirty (30) days after the date of such notice, Lender may direct Borrower to engage a management company acceptable to Lender in Lender's sole discretion.  In addition, if an Event of Default is then existing, Lender may direct Borrower to engage a management company acceptable to Lender in Lender's sole discretion.

4.22

Intentionally Deleted.

4.23

Single Purpose Entity.

(a)

Borrower's Representations and Warranties.  Borrower hereby represents, warrants and covenants as follows:

(i)

Borrower has not and will not engage in any business unrelated to the ownership or operation of the Property;

(ii)

Borrower has not and will not have any assets other than the Property and personal property incidental to the ownership and operation of the Property;

(iii)

Borrower has not and will not engage in, seek or permit or suffer any dissolution, winding up, liquidation, consolidation, merger or sale of all or substantially all its assets;

(iv)

As long as the Loan is outstanding, Borrower will not incur any debt, secured or unsecured, other than (A) the Loan, and (B) any indebtedness, whether unsecured or secured by an ownership interest in Borrower, to the Guarantor or Borrower's partners, members or shareholders, as applicable, incurred in the ordinary course of business relating to the ownership and operation of the Property (the "Unsecured Affiliate Debt"), provided that the same is (a) not secured by a lien on the Land, and (b) subordinated in payment priority to the indebtedness from the Loan under an agreement that provides for the purchase by the Lender of any bankruptcy claim arising from such indebtedness for a nominal amount, and (C) unsecured trade payable and unsecured equipment leases to a third party financing institution or entity (both of which must be incurred in the ordinary course of business relating to the ownership and operation of the Property) provided that the same (x) do not exceed at any time after the completion of the redevelopment work described on Exhibit B an aggregate maximum amount of three percent (3%) of the outstanding principal amount of the Note, and (y) are paid within sixty (60) days after the date incurred.  In the event Borrower fails to comply with the requirements of this Section 4.23(a)(iv), Lender shall provide Borrower with written notice of such failure and the opportunity to cure such failure within thirty (30) days.  Notwithstanding the foregoing, Borrower's failure to comply with the requirements of either Section 4.23(a)(iv)(B) or Section 4.23(a)(iv)(C)(x) or (y) shall not independently constitute a violation of Section 1.2(B)(i) of the Non-Recourse Addendum to the Note;

(v)

Borrower has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

(vi)

Borrower has not and will not acquire obligations or securities of its shareholders, partners or members, as applicable;

(vii)

Borrower has not and will not pledge its assets for the benefit of any other person or entity; and

(viii)

Borrower has not made and will not make loans to any person or entity.

5.

DEFAULT.

5.1

Definition.  Any of the following shall constitute an "Event of Default" as that term is used in this Security Instrument (and the term "Default" shall mean any of the following, whether or not any requirement for notice or lapse of time has been satisfied):

(a)

Any regular monthly payment under the Note is not paid so that it is received by Lender within ten (10) days after the date when due, or any other Secured Obligation (including but not limited to any payment of principal or interest due on the Maturity Date, as defined in the Note) is not paid so that it is received by Lender within ten (10) days after the date when due or any other payment to Lender under this Security Instrument is not received by Lender within ten (10) days after the date when due;

(b)

Any representation or warranty made by Borrower to or for the benefit of Lender herein or elsewhere in connection with the Loan, including but not limited to any representation in connection with the security therefor, proves to have been incorrect or misleading in any material respect and not curable by Borrower within thirty (30) days following notice thereof by Lender;

(c)

Borrower or any other party thereto (other than Lender) fails to perform its obligations under any other covenant or agreement contained in this Security Instrument, the Note, any other Loan Document or the Indemnity Agreement, which failure continues for a period of thirty (30) days after written notice of such failure by Lender to Borrower (or if such Default is curable but is not reasonably curable within such thirty (30) day period, such longer period, not to exceed an additional sixty (60) days, provided that Borrower commences and diligently pursues such cure), but no such notice or cure period shall apply in the case of: (i) any such failure that could, in Lender's reasonable judgment, absent immediate exercise by Lender of a right or remedy under this Security Instrument, the other Loan Documents or the Indemnity Agreement, result in harm to Lender, impairment of the Note or this Security Instrument or any other security given under any other Loan Document; (ii) any such failure that is not reasonably susceptible of being cured during such ninety (90) day period; (iii) breach of any provision that contains an express cure period, which breach is not cured within such cure period; or (iv) any breach of Section 4.13 or Section 4.13(a) of this Security Instrument;

(d)

Borrower or any other person or entity liable for the repayment of the Secured Obligations becomes unable or admits in writing its inability to pay its debts as they become due, or file, or has filed against it, a voluntary or involuntary petition in bankruptcy, or makes a general assignment for the benefit of creditors, or becomes the subject of any other receivership or insolvency proceeding, provided that if such petition or proceeding is not filed or acquiesced in by Borrower or the subject thereof, it shall constitute an Event of Default only if it is not dismissed within sixty (60) days after it is filed or if prior to that time the court enters an order substantially granting the relief sought therein;

(e)

Borrower defaults in the performance of any covenant or agreement contained in any mortgage, deed of trust or similar security instrument encumbering the Property, or the note or any other agreement evidencing or securing the indebtedness secured thereby, which default continues beyond any applicable cure period;

(f)

Other than income or franchise taxes of Lender, any tax, charge or lien is placed upon or measured by the Note, this Security Instrument, or any Secured Obligation that Borrower does not or may not legally pay in addition to the payment of all principal and interest as provided in the Note;

(g)

An intentional material adverse change in the assets, liabilities or financial position of any of Borrower or any guarantor that, with respect to such guarantor, would materially and adversely affect his ability to perform his obligations under the Loan Documents; however, in the event of an Event of Default under this subsection (g), interest shall not accrue at the Default Rate (as defined in the Note) unless the Loan is not repaid prior to ninety (90) days after written notice of acceleration of the Loan has been delivered to Borrower; or

(h)

Any of Borrower or any guarantor revokes or disputes the validity of, or its liability under, the Loan Documents or any thereof, unless an alternate guarantor reasonably acceptable to Lender assumes the liability under the Guaranty within sixty (60) days thereafter and interest shall not accrue at the Default Rate during such sixty (60) day period; or

(i)

There shall occur any default under the Indemnity Agreement, which is not cured within the cure periods set forth in subsection (c) above.

5.2

Lender's Right to Perform.  After the occurrence and during the continuance of any Event of Default, Lender, but without the obligation so to do and without notice to or demand upon Borrower (beyond the notice provisions set forth above) and without releasing Borrower from any obligations hereunder, may:  make any payments or do any acts required of Borrower hereunder in such manner and to such extent as either may deem necessary to protect the security hereof, Lender being authorized to enter upon the Property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Lender; pay, purchase, contest or compromise any encumbrance, charge or lien in accordance with the following paragraph; and in exercising any such powers, pay reasonable and necessary expenses, employ counsel and pay a reasonable fee therefor.  All sums so expended shall be payable within ten (10) days of demand by Borrower, be secured hereby and bear interest at the Default Rate of interest specified in the Note from the date of such notice until repaid.

Lender, in making any payment herein, is hereby authorized, in the place and stead of Borrower, if Borrower fails to do so, and subject to do Borrower's protest rights as set forth herein, in the case of a payment of taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Property, to make such payment in reliance on any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; in the case of any apparent or threatened adverse claim of title, lien, statement of lien, encumbrance, deed of trust, mortgage, claim or charge Lender shall be the sole judge of the legality or validity of same; and in the case of a payment for any other purpose herein and hereby authorized, but not enumerated in this paragraph, such payment may be made whenever, in the sole judgment and discretion of Lender, such advance or advances shall seem necessary or desirable to protect the full security intended to be created by this Security Instrument, provided further, that in connection with any such advance, Lender at its option may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by Borrower within ten (10) days of demand and shall be secured hereby.

5.3

Remedies on Default.  Upon the occurrence of any Event of Default all the Secured Obligations shall become immediately due and payable, without notice or demand, at the option of Lender and Lender may:

(a)

Have a receiver appointed as a matter of right on an ex parte basis without notice to Borrower and without regard to the sufficiency of the Property or any other security for the Secured Obligations and without the necessity of posting any bond or other security.  Such receiver shall take possession and control of the Property and shall collect and receive the Rents.  If Lender elects to seek the appointment of a receiver for the Property, Borrower, by its execution of this Security Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law.  The receiver shall be entitled to receive a reasonable fee for managing the Property, which fee may be deducted from the Rents or may be paid by Lender and added to the Secured Obligations.  Immediately upon appointment of a receiver, Borrower shall surrender possession of the Property to the receiver and shall deliver to the receiver copies or originals of all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Property and all security deposits.  If the Rents are not sufficient to pay the costs of taking control of and managing the Property and collecting the Rents, any funds expended by Lender, or advanced by Lender to the receiver, for such purposes shall become an additional part of the Secured Obligations.  The receiver may exclude Borrower and its representatives from the Property.  Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 5.3 shall not be construed to make Lender a mortgagee-in-possession of the Property.

(b)

Foreclose this Security Instrument pursuant to a judicial foreclosure proceeding or otherwise realize upon the Property as permitted by applicable law.

(c)

Foreclose and realize upon the Property by nonjudicial sale as provided by the laws of the State of Georgia and as more specifically provided in Section 5.4.

(d)

Sue on the Note as permitted under applicable law.

(e)

Avail itself of any other right or remedy available to it under the terms of this Security Instrument, the other Loan Documents or applicable law.

5.4

Further Provisions Regarding Nonjudicial Sale.  In connection with any nonjudicial sale under the power of sale granted in this Security Instrument:

5.4.1

Borrower hereby appoints Lender as Borrower's agent and attorney-in-fact to exercise such power of sale in the name and on behalf of Borrower.

5.4.2

Borrower acknowledges that the power of sale granted in this Security Instrument may be exercised by Lender without prior judicial hearing.

5.4.3

Lender may sell and dispose of the Property at public auction, at the usual place for conducting sales at the courthouse in the county where all or any part of the Property is located, to the highest bidder for cash, after first advertising the time, terms and place of such sale by publishing a notice of sale once a week for four consecutive weeks (without regard to the actual number of days) in a newspaper in which sheriff's foreclosure advertisements are published in such county, all other notice being waived by Borrower; and Lender may thereupon execute and deliver to the purchaser a sufficient instrument of conveyance of the Property in fee simple, which may contain recitals as to the happening of the Event of Default upon which the execution of the power of sale granted by this Section depends.  The recitals in the instrument of conveyance shall be presumptive evidence that Lender duly complied with all preliminary acts prerequisite to the sale and instrument of conveyance.  Borrower constitutes and appoints Lender as Borrower's agent and attorney-in-fact to make such recitals, sale and conveyance.  Borrower ratifies all of Lender's acts, as such attorney-in-fact, and Borrower agrees that such recitals shall be binding and conclusive upon Borrower and that the conveyance to be made by Lender (and in the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtesy and all other exemptions of Borrower, or Borrower's successors in interest, in and to the Property.

5.4.4

The Property may be sold in one parcel and as an entirety, or in such parcels, manner or order as Lender, in its discretion, may elect, and one or more exercises of the powers granted in this Section shall not extinguish or exhaust the power unless the entire Property is sold or the Secured Obligations are paid in full, and Lender shall collect the proceeds of such sale, applying such proceeds as provided in this Section.  In the event of a deficiency, Borrower shall immediately on demand from Lender pay such deficiency to Lender, subject to the provisions of the Note, if any, limiting Borrower's personal liability for payment of the Secured Obligations.

5.4.5

Borrower acknowledges that Lender may bid for and purchase the Property at any foreclosure sale and shall be entitled to apply all or any part of the Secured Obligations as a credit to the purchase price.

5.4.6

Borrower covenants and agrees that Lender shall apply the proceeds of the sale in the following order:  (a) to all reasonable costs and expenses of the sale, including reasonable attorneys' fees actually incurred and costs of title evidence; (b) to the Secured Obligations in such order as Lender, in Lender's discretion, directs; and (c) the excess, if any, to the person or persons legally entitled to the excess.

5.4.7

The power and agency granted in this Section 5.4 are coupled with an interest, are irrevocable by death or otherwise and are in addition to the remedies for collection of the Secured Obligations as provided by law.

5.4.8

If the Property is sold pursuant to the power of sale granted in this Security Instrument, Borrower, or any person holding possession of the Property through Borrower, shall surrender possession of the Property to the purchaser at such sale on demand.  If possession is not surrendered on demand, Borrower or such person shall be a tenant holding over and may be dispossessed in accordance with Georgia law.  Lender, at its option, is authorized to foreclose this Security Instrument subject to the rights of any tenants of the Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Borrower, a defenses to any proceedings instituted by Lender to collect the Secured Obligations.

5.5

No Waiver.  By accepting payment of any sum secured hereby after its due date, Lender does not waive its right either to require prompt payment when due of all other sums so secured or to declare an Event of Default for failure to do so.  Lender may from time to time accept and apply any one or more payments of less than the full amount then due and payable on the Secured Obligations without waiving any Default, Event of Default, acceleration or other right or remedy of any nature whatsoever.

5.6

Waiver of Marshaling, Etc.  In connection with any foreclosure sale under this Security Instrument, Borrower hereby waives, for itself and all others claiming by, through or under Borrower, any right Borrower or such others would otherwise have to require marshaling or to require that the Property be sold in parcels or in any particular order.

5.7

Remedies Cumulative; Subrogation.  The rights and remedies accorded by this Security Instrument shall be in addition to, and not in substitution of, any rights or remedies available under now existing or hereafter arising applicable law.  All rights and remedies provided for in this Security Instrument or afforded by law or equity are distinct and cumulative and may be exercised concurrently, independently or successively.  The failure on the part of Lender to promptly enforce any right hereunder shall not operate as a waiver of such right and the waiver of any Default or Event of Default shall not constitute a waiver of any subsequent or other Default or Event of Default.  Lender shall be subrogated to the claims and liens of those whose claims or liens are discharged or paid with the proceeds of the Loan.

6.

LETTER OF CREDIT.  Borrower shall provide Lender with an irrevocable, unconditional, freely transferable, clean sight draft letter of credit in the amount of the Holdback Amount (as defined in the Note) (any such letter of credit or any replacement thereof in accordance with the terms hereof, the "Letter of Credit"), which Letter of Credit shall meet the requirements set forth below:

6.1

Other Form and Issuer Requirements.  The Letter of Credit shall be (a) issued by a financial institution with a Standard & Poor's rating of "AA" or better; (b) an evergreen letter of credit, which shall automatically be extended without amendment for successive six month periods beginning on the expiration date thereof and upon each anniversary of such date, unless at least sixty (60) days prior to any such expiration date the issuer sends the Lender written notice by courier service or overnight that the issuer elects not to permit the Letter of Credit to be so extended beyond its then current expiration date; and (c) otherwise acceptable to Lender as to form, issuer and content.

6.2

Letter of Credit Release.  Upon the completion by Borrower of the redevelopment work described on Exhibit B and Borrower's receipt of appropriate government approvals for such work, Lender shall release the Letter of Credit to Borrower.

6.3

Issuer Concerns.  If the issuer of the Letter of Credit:  (1) becomes insolvent, (2) commences on its own behalf or is otherwise the subject of a bankruptcy, insolvency, receivership or similar proceedings, (3) ceases to exist, (4) is subject to a downgrade of its rating below that specified above; or (5) becomes subject to a reasonable determination by Lender that such issuer's insolvency is imminent, Borrower will deliver to Lender a replacement Letter of Credit satisfying all of the requirements described above within five (5) business days of the date the insolvency is known, the bankruptcy or similar proceeding is filed, the cessation occurs, the rating downgrade occurs or Lender gives Borrower notice that Lender has determined that such issuer's insolvency is imminent.  If the Borrower fails to timely deliver such replacement Letter of Credit, Lender (or its successor) may, but shall not be obligated to, draw upon the Letter of Credit and apply such funds against the Loan.

6.4

Replacement of Letter of Credit.  The Letter of Credit (and any replacement or substitution therefor) shall be replaced by a new substitute Letter of Credit satisfying all of the requirements described above on or before thirty (30) days prior to its expiry and, failing such timely replacement, may be drawn upon by Lender with such funds being applied against the Loan.

6.5

Security for Loan.  The Letter of Credit shall be held by Lender as additional security for the Loan.  If there is an Event of Default under the Loan Documents, Lender (or its successor) may, but shall not be obligated to, draw upon the Letter of Credit and, at Lender's election, immediately apply such amount against the Loan.

6.6

General.  The Letter of Credit is solely for the protection of Lender and entails no responsibility on Lender's part beyond application of the funds drawn thereunder in accordance with the terms hereof.  Borrower itself shall be under no reimbursement obligation to the issuer of the Letter of Credit, as all such obligations to reimburse the issuer in the event Lender draws upon the Letter of Credit shall be the sole responsibility of Borrower's principals, members, shareholders or partners, or any guarantor of any obligations of Borrower under the Loan Documents.

7.

CONDEMNATION, ETC.  Any and all awards of damages, whether paid as a result of judgment or prior settlement, in connection with any condemnation or other taking of any portion of the Property for public or private use, or for injury to any portion of the Property ("Awards"), are hereby assigned and, to the same extent as the Insurance Proceeds in Section 4.4.6, shall be paid to Lender, which may apply or disburse such Awards in the same manner, on the same terms, subject to the same conditions, to the same extent, and with the same effect as provided in Section 4.4.6 above for disposition of Insurance Proceeds.  Without limiting the generality of the foregoing, if the taking results in a loss of the Property to an extent that, in the reasonable opinion of Lender, renders or is likely to render the Property not economically viable or if, in Lender's reasonable judgment, Lender's security is otherwise materially impaired, Lender may apply the Awards to reduce the unpaid Secured Obligations in such order as Lender may determine, and without any adjustment in the amount or due dates of installments due under the Note.  If so applied, any Awards in excess of the unpaid balance of the Note and other sums due to Lender shall be paid to Borrower or Borrower's assignee.  Lender shall in no case be obligated to see to the proper application of any amount paid over to Borrower.  Such application or release shall not cure or waive any Default or notice of default hereunder or invalidate any act done pursuant to such notice. Should the Property or any part or appurtenance thereof or right or interest therein be taken or threatened to be taken by reason of any public or private improvement, condemnation proceeding (including change of grade), or in any other manner, which Lender reasonably expects to cost more than $100,000 to remedy, Lender may, at its option, commence, appear in and prosecute, in its own name, any action or proceeding, or make any reasonable compromise or settlement in connection with such taking or damage, and obtain all Awards or other relief therefor, and Borrower agrees to pay Lender's costs and reasonable attorneys' fees incurred in connection therewith.  In the event Lender takes such action, Lender agrees to consult with Borrower during such proceeding and prior to any settlement or compromise of a claim. Lender shall have no obligation to take any action in connection with any actual or threatened condemnation or other proceeding.

8.

NOTICES.

8.1

Borrower and Lender.  Any notice to or demand upon Borrower (including any notice of default or notice of sale) or notice to or demand upon Lender shall be deemed to have been sufficiently made for all purposes when deposited in the United States mails, postage prepaid, registered or certified, return receipt requested, addressed to Borrower at its address set forth above or to Lender at the following address:

Washington Mutual Bank
National Commercial Operations Center
Attention: CREL Portfolio Administration
3929 West John Carpenter Freeway

Irving, Texas 75063

or to such other address s the recipient may have directed by notice in accordance herewith.

8.2

Waiver of Notice.  The giving of notice may be waived in writing by the person or persons entitled to receive such notice, either before or after the time established for the giving of such notice.

9.

MODIFICATIONS, ETC.  Each person or entity now or hereafter owning or holding any interest in the Property agrees, by executing this Security Instrument or taking the Property subject to it, that Lender may in its sole discretion and without notice to or consent of any such person or entity: (a) extend the time for payment of the Secured Obligations; (b) discharge or release any one or more parties from their liability for such obligations in whole or in part; (c) delay any action to collect on such obligations or to realize on any collateral therefor; (d) release or fail to perfect any security for such obligations; (e) consent to one or more transfers of the Property, in whole or in part, on any terms; (f) waive or release any of holder's rights under any of the Loan Documents; (g) agree to an increase in the amount of the Secured Obligations or to any other modification of the Secured Obligations or of the Loan Documents; or (h) proceed against such person or entity before, at the same time as, or after it proceeds against any other person or entity liable for the Secured Obligations.  None of the foregoing actions by Lender will result in any loss of priority in whole or in part, of the lien of this Security Instrument.

10.

SUCCESSORS AND ASSIGNS.  All provisions herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.  Lender may at any time sell, assign, participate or securitize all or any portion of Lender's rights and obligations under the Loan Documents.

11.

GOVERNING LAW; SEVERABILITY.  This Security Instrument shall be governed by the law of the state of Georgia.  In the event that any provision or clause of this Security Instrument, the Note or the other Loan Documents conflicts with applicable law, the conflict shall not affect other provisions of this Security Instrument, the Note or the other Loan Documents that can be given effect without the conflicting provision and to this end the provisions of this Security Instrument, the Note and the other Loan Documents are declared to be severable.

12.

BORROWER'S RIGHT TO POSSESSION.  Borrower may be and remain in possession of the Property for so long as no Event of Default exists and Borrower may, while it is entitled to possession of the Property, use the same.

13.

MAXIMUM INTEREST.  No provision of this Security Instrument, the Note or the other Loan Documents shall require the payment or permit the collection of interest in excess of the maximum permitted by law.  If any excess of interest in such respect is herein or in the Note provided for, neither Borrower nor its successors or assigns shall be obligated to pay that portion of such interest that is in excess of the maximum permitted by law, and the right to demand the payment of any such excess shall be and is hereby waived and this Section 13 shall control any provision of this Security Instrument or the Note that is inconsistent herewith.  If, notwithstanding the foregoing, Lender receives any payment that constitutes interest in an amount in excess of the maximum amount allowed by applicable law, the excess shall be applied to reduce the principal balance of the Secured Obligations without payment of a prepayment premium.

14.

ATTORNEYS' FEES AND LEGAL EXPENSES.  In the event of any Event of Default under this Security Instrument, or in the event that any dispute arises relating to the interpretation, enforcement or performance of any Secured Obligation, Lender shall be entitled to collect from Borrower within ten (10) days of demand all reasonable fees and expenses incurred in connection therewith, including but not limited to reasonable fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators and court reporters.  Without limiting the generality of the foregoing, Borrower shall pay all such costs and expenses incurred in connection with:  (a) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (b) bankruptcy or other insolvency proceedings of Borrower, any guarantor or other party liable for any of the Secured Obligations or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any of the Property; (d) post-judgment collection proceedings; (e) all claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Security Instrument; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.  Any reference in this Agreement or any of the other Loan Documents to "reasonable attorney fees" or "attorney fees" shall mean reasonable attorneys fees actually incurred at customary hourly rates, notwithstanding any statutory provision to the contrary.

15.

PREPAYMENT PROVISIONS.  If at any time after an Event of Default and acceleration of the Secured Obligations there shall be a tender of payment of the amount necessary to satisfy such indebtedness by or on behalf of Borrower, its successors or assigns, the same shall be deemed to be a voluntary prepayment such that the sum required to satisfy such indebtedness in full shall include, to the extent permitted by law, the additional payment, if any, required under the prepayment provisions of the Note.

16.

TIME IS OF THE ESSENCE.  Time is of the essence under this Security Instrument and in the performance of every term, covenant and obligation contained herein.

17.

REFERENCES IN OTHER LOAN DOCUMENTS.  The Note and other Loan Documents contain references to a deed of trust, security agreement, assignment of leases and rents and fixture filing or to a mortgage, security agreement, assignment of leases and rents and fixture filing as security for the Note and other obligations related thereto.  All such references in the Loan Documents shall be deemed to refer to this Security Instrument.

18.

MISCELLANEOUS.

18.1

Number and Gender.  Whenever the context so requires, as used in this Security Instrument, the singular number includes the plural, the impersonal includes the personal and pronouns of one gender include either or both other genders.

18.2

Captions.  The headings to the various sections have been inserted for convenient reference only and shall not modify, define, limit or expand the express provisions of this Security Instrument.

18.3

Entire Agreement; No Oral Agreements.  This Security Instrument, the Note and the other Loan Documents constitute the final expression of the entire agreement of the parties with respect to the transactions set forth therein.  No party is relying upon any oral agreement or other understanding not expressly set forth in the Loan Documents.  The Loan Documents may not be amended or modified except by means of a written document executed by the party sought to be charged with such amendment or modification.

18.4

No Third Party Beneficiaries.  No creditor of any party to this Security Instrument and no other person or entity shall be a third party beneficiary of this Security Instrument or any other Loan Document.  Without limiting the generality of the preceding sentence, (a) any arrangement (a "Servicing Arrangement") between Lender and any servicer of the Loan for loss sharing or interim advancement of funds shall constitute a contractual obligation of such servicer that is independent of the obligation of Borrower for the payment of the Secured Obligations, (b) Borrower shall not be a third party beneficiary of any Servicing Arrangement, and (c) no payment by a servicer under any Servicing Arrangement will reduce the amount of any of the Secured Obligations.

18.5

Release; No Partial Release.  Within a reasonable time after payment of all of the Secured Obligations and termination of any further commitment by Lender to extend further credit secured by this Security Instrument, Lender shall release or obtain the release of the lien of this Security Instrument.  Borrower shall pay all reasonable costs and expenses incurred by Lender in connection with such release.  orrower will not be entitled to a partial release of any portion of the Property so long as any of the Secured Obligations remain outstanding.

18.6

Incorporation of Terms of Note.  All terms and conditions of the Note are incorporated herein as if set forth in full in this Security Instrument.

19.

WAIVER OF JURY TRIAL.  EACH OF BORROWER AND LENDER (FOR ITSELF AND ITS SUCCESSORS, ASSIGNS AND PARTICIPANTS) WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SECURITY INSTRUMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS PROVIDED FOR HEREIN OR THEREIN, IN ANY LEGAL ACTION OR PROCEEDING OF ANY TYPE BROUGHT BY ANY PARTY TO ANY OF THE FOREGOING AGAINST ANY OTHER SUCH PARTY, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT SITTING WITHOUT A JURY.

20.

BORROWER'S WAIVER OF CERTAIN RIGHTS.  To the fullest extent permitted by law, Borrower agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any present or future law providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshalling or forbearance, and Borrower, for Borrower, Borrower's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the fullest extent permitted by law, waives and releases all rights of redemption, valuation, appraisement, stay of execution, reinstatement (including all rights under O.C.G.A. § 44-14-85), notice of intention to mature or declare due the whole of the indebtedness secured hereby, and all rights to a marshaling of assets of Borrower, including the Property.

21.

DEED TO SECURE DEBT.  This conveyance is to be construed under the existing laws of the State of Georgia as a deed passing title, and not as a mortgage, and is intended to secure the payment of the Secured Obligations.

22.

ASSUMPTION NOT A NOVATION.  Lender's acceptance of an assumption of the obligations of this Security Instrument and the Note, and the release of Borrower pursuant to Section 4.13, shall not constitute a novation and shall not affect the priority of the lien created by this Security Instrument.

23.

WAIVERS.  BY EXECUTION OF THIS INSTRUMENT, BORROWER EXPRESSLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW: (A) ACKNOWLEDGES THE RIGHT OF LENDER TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND ANY OTHER INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO LENDER TO SELL THE PROPERTY BY NON-JUDICIAL FORECLOSURE UPON DEFAULT BY BORROWER WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT; (B) WAIVES ANY AND ALL RIGHTS WHICH BORROWER MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY LENDER OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO  LENDER, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT BORROWER HAS READ THIS INSTRUMENT AND ANY AND ALL QUESTIONS OF BORROWER REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO BORROWER, AND BORROWER HAS CONSULTED WITH COUNSEL OF BORROWER'S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF BORROWER HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY BORROWER AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS INSTRUMENT IS VALID AND ENFORCEABLE BY LENDER AGAINST BORROWER IN ACCORDANCE WITH  ALL THE TERMS AND CONDITIONS HEREOF.

[Signatures on following pages.]

DATED effective as of the day and year first above written.

IN WITNESS WHEREOF, Borrower has executed this Security Instrument under seal.

BORROWER:

FOX STRATEGIC HOUSING INCOME PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP

By:

Fox Partners VIII,

a California general partnership,

its general partner

By:

Fox Capital Management Corporation,

a California corporation,

its managing general partner

By: /s/Patti K. Fielding

Name:

Patti K. Fielding

Title:

Executive Vice President and Treasurer